EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT is dated for reference the 29th day of December, 2023 (this "Agreement").

BETWEEN:

STARFIGHTERS INTERNATIONAL, INC., a company incorporated pursuant to the laws of the State of Florida and having an address at 1608 N Jasmine Ave, Tarpon Springs FL 34689

(the "Purchaser")

AND:

HYPERSONIC GROUP INC., a company incorporated pursuant to the laws of the State of Florida and having a business address at 7227 Captain Kidd Ave, Sarasota FL, 34231

(the "Seller")

WHEREAS:

(A) The Purchaser and the Seller entered into a purchase and sale agreement (the "Purchase Agreement") dated October 2021 for the purchase and sale of 22 J79-19 engines (the "Transaction");

(B) Pursuant to the Agreement, the closing of the Transaction was to occur on December 31, 2023 (the "Closing Date") at which time the Purchaser was to pay to the Seller the remaining balance of the Purchase Price, being $1,950,000; of which $500,000 was paid on March 30, 2023;

(C) Starfighters Space Inc. ("Starfighters Space"), the parent company of the Purchaser, intends to file a Form 1-A Registration Statement (the "Registration Statement") with the Securities & Exchange Commission (the "SEC") to raise capital through the sale of shares of its common stock (the "Reg A+ Offering"), which is expected to be completed in 2024; and

(D) The Seller has agreed to extend the Closing Date to after the closing of the Reg A+ Offering (the "Reg A+ Closing"), subject to the terms and conditions herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the mutual covenants and provisos herein contained, the parties agree as follows:

1. Capitalized terms used in this Agreement which are not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

2. Immediately following the execution of this Agreement, the Purchaser shall make a payment of $50,000 of the Purchase Price to the Seller.

Signature Page of Extension Agreement

3. The Purchaser and the Seller agree that the Closing Date shall be extended to the date that is 5 business days following the Reg A+ Closing, and the Purchaser shall pay the remaining balance of the Purchase Price $1,400,000 on or before the extended Closing Date.

4. In the event that Starfighters Space has not made the initial submission of the Registration Statement to the SEC on or before March 31, 2024, the Purchaser shall make an additional payment of $50,000 of the Purchase Price to the Seller within 5 business days (which, for greater certainty, shall reduce the balance of the Purchase Price to be paid on the Closing Date to $1,350,000). (NOT YET PAID)

5. Time will be of the essence of this Agreement.

6. The Seller and the Purchaser will execute such further assurances and other documents and instruments and will do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

7. This Agreement combined with the Purchase Agreement shall be read together as a single instrument, and the provisions herein and in the Purchase Agreement contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement and the Purchase Agreement.

8. This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

9. Unless otherwise stated, all dollar amounts referred to in this Agreement have been expressed in United States currency.

10. This Agreement will enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

11. This Agreement may be executed in one or more counterparts and delivered, in original form or by electronic facsimile, each of which will together, for all purposes, constitute one and the same instrument as if the parties thereto had executed the same document, and all such counterparts will be construed together and constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

STARFIGHTERS INTERNATIONAL INC.

Per: /s/ Rick Svetkoff - President/CEO
Authorized Signatory

HYPERSONIC GROUP INC.

Per: /s/ Rick Svetkoff - Director
Authorized Signatory